                                                  Registration No. 333-________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            GAMMA BIOLOGICALS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               TEXAS                                        74-1668436
  (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

    3700 MANGUM ROAD, HOUSTON, TEXAS                           77092
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

                        1995 EMPLOYEE STOCK OPTION PLAN

                            (FULL TITLE OF THE PLAN)

                                DAVID E. HATCHER
                                3700 MANGUM ROAD
                              HOUSTON, TEXAS 77092
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (713) 681-8481
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
                               AMOUNT TO
 TITLE OF SECURITIES TO BE        BE        PROPOSED MAXIMUM       PROPOSED
        REGISTERED            REGISTERED     OFFERING PRICE    MAXIMUM AGGREGATE     AMOUNT OF
                                  (1)         PER SHARE (2)    OFFERING PRICE (2)  REGISTRATION FEE
---------------------------------------------------------------------------------------------------
Common Stock, $0.10               250,000             $4.625       $1,156,250.00            $398.71
 per share par value               shares
 ("Common Stock")
===================================================================================================

(1) Represents the maximum number of shares which could be purchased upon the exercise of all stock options now outstanding or which may hereafter be granted under the above plan.

(2) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) and (h), based on the average of the high and low prices on February 16, 1996 with respect to 250,000 shares of Common Stock as to which options have not been granted as of the date of filing this registration statement.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

  The following documents, which have been filed with the Securities and Exchange Commission by Gamma Biologicals, Inc. (the "Company"), are incorporated herein by reference and made a part hereof: (a) Annual Report on Form 10-K for the year ended March 31, 1995; (b) Quarterly Report on Form 10-Q for the quarter ended June 30, 1995; (c) Quarterly Report on Form 10-Q for the quarter ended September 30, 1995; (d) Quarterly Report on Form 10-Q for the quarter ended December 31, 1995; and (e) description of the Common Stock contained in the Registration Statement on Form 8-A filed on June 5, 1981 and description of Common Stock Purchase Rights contained in the Registration Statement on Form 8-A filed on October 2, 1989, as amended.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

  R. Bruce LaBoon, a partner of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., is a director of the Company. Mr. LaBoon owns 2,500 shares of the Company's Common Stock, and pursuant to the Outside Director Stock Option Plan, options to purchase 10,000 shares of the Company's Common Stock at $2.875 per share.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article 2.02-1 of the Texas Business Corporation Act contains detailed provisions for indemnification of directors and officers of Texas corporations against any judgments, penalties, fines, settlements and reasonable expenses which may be incurred in connection with any threatened, pending or completed proceeding in which the director or officer is a named defendant or respondent. The Company's Amended and Restated Bylaws require the Company to indemnify and advance expenses to the Company's directors and officers to the maximum extent allowed by the Texas Business Corporation Act and other applicable law, and expressly authorize the Company to purchase directors and officers liability insurance. The Company has purchased a directors and officers liability insurance policy which provides for insurance of the directors and officers of the Company against certain liabilities they may incur in their capacity as such.

  The Articles of Incorporation of the Company expressly provide that no director of the Company shall be liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability for breach of the director's duty of loyalty, an act or omission not in good faith or that involves intentional misconduct or knowing violation of the law, a transaction from which the director receives an improper benefit, an act or omission for which the liability of the director is expressly provided for by statute, or an act related to an unlawful stock repurchase or payment of a dividend.

  Reference is made to the form of the 1995 Employee Stock Option Plan, filed as
Exhibit 28 which contains provisions for indemnification and limitations on the liability of the Company and its directors for actions taken in connection with the administration of such Plan.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.

ITEM 8.  EXHIBITS.

        Exhibit No.                                 Exhibit
        -----------                                 -------
            4.1        Amended and Restated Articles of Incorporation of the Company dated
                       July 21, 1983, as amended to date.  Incorporated by reference to the
                       Company's Registration Statement on Form S-8 dated January 6, 1992,
                       Exhibit 4.1.

            4.2        Amended and Restated Bylaws of the Company dated April 13, 1990.
                       Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended March 31, 1990 (File No. 0-9771), Exhibit 3(b).

            4.3        Specimen Common Stock certificate of the Company.  Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended March 31, 1990 (File No. 0-9771), Exhibit 4(a).

            4.4        Shareholder Rights Plan dated as of September 5, 1989.  Incorporated by reference to the Company's Current Report on Form 8-K dated September
                       5, 1989, Exhibit 4.1.

            5.1        Opinion and Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.

           15          Not applicable.

           24.1        Consent of Deloitte & Touche.

           24.2        Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. (included in
                       Exhibit 5.1 to this registration statement).

           25          Not applicable.

           28          1995 Employee Stock Option Plan.

           29          Not applicable.

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 21st day of February, 1996.

                                        GAMMA BIOLOGICALS, INC.



                                        By: /s/ David E. Hatcher
                                        ----------------------------------
                                            (DAVID E. HATCHER, CHAIRMAN
                                            OF THE BOARD AND PRESIDENT)


  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signatures                         Title                      Date
        ----------                         -----                      ----
/s/ David E. Hatcher         Chairman of the Board of           February 21, 1996
---------------------------  Directors and President
(DAVID E. HATCHER)           (Principal executive officer)

/s/ Margaret J. O'Bannion    Vice President-Finance and Chief   February 21, 1996
---------------------------  Financial Officer (Principal
(MARGARET J. O'BANNION)      financial and accounting officer)

/s/ Bryan J. Brieden         Director                           February 21, 1996
---------------------------
(BRYAN J. BRIEDEN)

/s/ Betty Francis Hatcher    Director                           February 21, 1996
---------------------------
(BETTY FRANCIS HATCHER)

/s/ R. Bruce LaBoon          Director                           February 21, 1996
---------------------------
(R. BRUCE LABOON)

/s/ John J. Moulds           Director                           February 21, 1996
---------------------------
(JOHN J. MOULDS)

/s/ Hayle B. Randolph        Director                           February 21, 1996
---------------------------
(HAYLE B. RANDOLPH)


                                 EXHIBIT INDEX

                                                                                     Sequentially
Exhibit No.                                     Exhibit                              Numbered Page
-----------                                     -------                              -------------
    4.1             Amended and Restated Articles of Incorporation of the
                    Company dated July 21, 1983, as amended to date.
                    Incorporated by reference to the Company's Registration
                    Statement on Form S-8 dated January 6, 1992, Exhibit 4.1.

    4.2             Amended and Restated Bylaws of the Company dated April
                    13, 1990.  Incorporated by reference to the Company's Annual
                    Report on Form 10-K for the year ended March 31, 1990 (File
                    No. 0-9771), Exhibit 3(b).

    4.3             Specimen Common Stock certificate of the Company.
                    Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended March 31, 1990 (File No. 0-
                    9771), Exhibit 4(a).

    4.4             Shareholder Rights Plan dated as of September 5, 1989.
                    Incorporated by reference to the Company's Current Report on Form 8-K dated September 5, 1989, Exhibit 4.1.

    5.1             Opinion and Consent of Liddell, Sapp, Zivley, Hill &
                    LaBoon, L.L.P.

   15               Not applicable.

   24.1             Consent of Deloitte & Touche.

   24.2             Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                    (included in Exhibit 5.1 to this registration statement).

   25               Not applicable.

   28               1995 Employee Stock Option Plan.

   29               Not applicable.
